                                                                    EXHIBIT 99.1

             UNAUDITED PRO FORMA CONSOLIDATED FINANCIAL INFORMATION

       We derived the following unaudited pro forma consolidated financial data by the application of pro forma adjustments to our historical financial statements and the historical financial statements of NTGH. The following pro forma income statements for the year ended October 31, 2002 and the nine months ended September 30, 2003 reflect the following events as if each had occurred immediately prior to these periods, and the unaudited pro forma balance sheet as of September 30, 2003 reflects the following events as if each had occurred on September 30, 2003:

       - the acquisition of NTGH;

       - the acquisition of the remaining one-third interest in DAP
         Technologies;

       - the issuance of 4,830,000 shares of common stock at a public offering price of $48.00 per share, including exercise of the underwriters' overallotment;

       - the issuance of notes for proceeds of $230 million;

       - the redemption of our outstanding senior notes, for an aggregate redemption price, including a make-whole payment and accrued and unpaid interest, of $149.3 million; and

       - the repayment of all amounts outstanding under our existing credit facility, which aggregated $162.3 million at September 30, 2003.

       The foregoing are referred to herein as the "Transactions."

       The pro forma consolidated statement of operations for the year ended October 31, 2002 utilize the audited consolidated statement of operations of Roper for the year ended October 31, 2002 and the audited consolidated statements of operations of NTGH for the year ended December 31, 2002.

       The unaudited pro forma consolidated financial data has been prepared giving effect to the NTGH acquisition and our acquisition of the remaining one-third interest in DAP Technologies, which will be accounted for in accordance with SFAS No. 141, "Business Combinations." The total purchase price will be allocated to the net assets of NTGH based upon estimates of fair value. The pro forma adjustments are based on a preliminary assessment of the value of NTGH's tangible and intangible assets by management. Management will utilize a formal valuation analysis by an outside appraisal firm in determining the final purchase price allocation. Accordingly, the final purchase price allocation may include an adjustment to the amounts recorded for the value of property and equipment, identifiable intangible assets and goodwill, as well as changes in cash consideration based on changes in cash, indebtedness and working capital on the closing date.

       The adjustments to the unaudited pro forma consolidated statement of operations are based upon available information and certain assumptions that we believe are reasonable and exclude the following non-recurring charges that will be incurred therewith: (1) amortization of estimated inventory fair value step-up of approximately $4 million from the acquisition expected to impact 2004 cost of sales; and (2) the write-off of approximately $15.8 million of debt extinguishment costs, net of tax, related to the redemption of our outstanding senior notes and related deferred financing costs. The pro forma consolidated financial information should be read in conjunction with the historical financial statements of Roper and NTGH and the related notes thereto included in or incorporated by reference into this prospectus supplement. The pro forma financial information is presented for informational purposes only and does not purport to represent what our actual results of operations or financial position would have been had the NTGH acquisition and related Transactions described above been consummated at the date indicated, nor is it necessarily indicative of our future results of operations or financial condition.

                    ROPER INDUSTRIES, INC. AND SUBSIDIARIES

                      PRO FORMA CONSOLIDATED BALANCE SHEET
                               SEPTEMBER 30, 2003

                                                                         ADJUSTMENTS
                                               HISTORICAL   HISTORICAL     FOR THE
                                                 ROPER         NTGH      TRANSACTIONS      PRO FORMA
                                               ----------   ----------   ------------      ----------
                                                                    (UNAUDITED)
                                                               (DOLLARS IN THOUSANDS)
Cash and cash equivalents....................   $ 14,510     $ 24,159      $  6,687        $   45,356
Accounts receivable, net.....................    120,344       25,677            --           146,021
Inventories..................................     95,233       14,631         4,000 (1)       113,864
Other current assets.........................      5,238        9,373        (1,000)(2)        13,611
                                                --------     --------      --------        ----------
  Total current assets.......................    235,325       73,840         9,687           318,852
Property, plant and equipment, net...........     51,908       26,085            --            77,993
Goodwill.....................................    482,465       77,231       154,933 (1)       714,629
Other intangible assets, net.................     36,852      180,644        80,446 (1)       297,942
Other noncurrent assets......................     29,127       10,442        15,349 (3)        45,519
                                                                             (9,399)(4)
                                                --------     --------      --------        ----------
  Total assets...............................   $835,677     $368,242      $251,016        $1,454,935
                                                ========     ========      ========        ==========
Accounts payable.............................   $ 33,791     $ 10,360      $     --        $   44,151
Accrued liabilities..........................     54,732       16,604        12,308 (1)        83,644
Income taxes payable.........................      3,093           --        (8,522)(5)        (5,429)
Current portion of long-term debt............      1,017       10,000        10,000 (6)        21,017
                                                --------     --------      --------        ----------
  Total current liabilities..................     92,633       36,964        13,786           143,383
Long-term debt...............................    287,470      277,304        45,430 (6)       610,204
Other noncurrent liabilities.................     13,846       10,405        28,156 (1)        52,407
                                                --------     --------      --------        ----------
Total liabilities............................    393,949      324,673        87,372           805,994
Minority interest............................         --        4,512        (4,512)(7)            --
Redeemable preferred stock...................         --       29,017       (29,017)(7)            --
Total stockholders' equity...................    441,728       10,040       (15,826)(5)       648,941
                                                                            223,039 (8)
                                                                            (10,040)(7)
                                                --------     --------      --------        ----------
  Total liabilities and equity...............   $835,677     $368,242      $251,016        $1,454,935
                                                ========     ========      ========        ==========

 See accompanying notes to the unaudited Pro Forma Consolidated Balance Sheet.

                    ROPER INDUSTRIES, INC. AND SUBSIDIARIES

            NOTES TO UNAUDITED PRO FORMA CONSOLIDATED BALANCE SHEET
                                 (IN THOUSANDS)

(1) Under purchase accounting, the estimated acquisition consideration will be allocated to NTGH's assets and liabilities based on their relative fair values. The consideration remaining will be allocated to identifiable intangibles with a finite life and amortized over that life, as well as to goodwill and identifiable intangibles with an infinite life, which will be evaluated on an annual basis to determine impairment and adjusted accordingly. The pro forma adjustments were based on management's assessment of value of NTGH's tangible and intangible assets in conjunction with an independent outside appraisal. The final purchase price allocation may include an adjustment in the amount recorded for any changes in value of property and equipment, identifiable intangible assets, and goodwill after completion of the Transactions.

TOTAL ACQUISITION CONSIDERATION ALLOCATION:
Net cash paid for NTGH acquisition..........................   $ 475,000
Cash and stock consideration paid for the DAP Technologies
  acquisition...............................................       9,132
Estimated acquisition expenses..............................      11,098
                                                               ---------
Total acquisition consideration.............................     495,230
Less: Net book value of assets acquired.....................    (296,315)
                                                               ---------
Excess purchase price to be allocated.......................   $ 198,915
                                                               =========
PRELIMINARY ALLOCATIONS:
Inventory step-up...........................................   $   4,000
Deferred tax liability......................................     (28,156)
Restructuring and other incremental liabilities.............     (12,308)
Incremental identifiable intangible assets..................      80,446
Incremental goodwill........................................     154,933
                                                               ---------
                                                               $ 198,915
                                                               =========

     Amortization of intangible assets, if applicable, will occur over their estimated useful lives, which we estimate will range from two to twenty-five years. The major categories of NTGH intangible assets are estimated as follows, subject to adjustment in connection with the final purchase price allocation:

ASSETS SUBJECT TO AMORTIZATION:
  Customer relationships....................................   $ 206,090
  Technology................................................      10,000
  Software..................................................       9,000
ASSETS NOT SUBJECT TO AMORTIZATION:
  Trade names...............................................      36,000
                                                               ---------
                                                               $ 261,090
                                                               =========

(2) Reflects the elimination of a capitalized management fee incurred by NTGH that was being amortized over a five-year period which will not be assumed in connection with the NTGH acquisition.

(3) Estimated debt issuance costs of $15,349 relating to our new senior subordinated convertible notes and our new senior secured credit facility, and related expenses, will be amortized over the weighted average life of the associated financings.

                    ROPER INDUSTRIES, INC. AND SUBSIDIARIES

(4) Reflects the elimination of capitalized financing fees that will no longer be amortized due to the repayment of NTGH's outstanding indebtedness in connection with the NTGH acquisition.

(5) Represents the estimated costs associated with extinguishing our current outstanding senior notes and the write-off of deferred financing costs associated with those notes and our revolving credit facility. The non-recurring expense associated with early extinguishment of our current senior notes is tax deductible and a tax benefit of $8,522 has been recognized at the federal statutory rate.

(6) Reflects the increase in our outstanding indebtedness following the Transactions and the repayment of NTGH's outstanding indebtedness in connection with the Transactions.

(7) Reflects the elimination of NTGH's historical share capital, retained earnings, minority interest and other equity accounts pursuant to the application of purchase accounting.

(8) Reflects the issuance of shares in the common stock offering and the application of the net proceeds from the common stock offering, net of underwriting discounts and expenses, as well as the issuance of 34,000 shares of our common stock in the DAP Technologies acquisition.

                    ROPER INDUSTRIES, INC. AND SUBSIDIARIES

                 PRO FORMA CONSOLIDATED STATEMENT OF OPERATIONS
                          YEAR ENDED OCTOBER 31, 2002

                                                                           ADJUSTMENTS
                                                 HISTORICAL   HISTORICAL     FOR THE
                                                  ROPER(1)     NTGH(1)     TRANSACTIONS     PRO FORMA
                                                 ----------   ----------   ------------     ---------
                                                                     (UNAUDITED)
                                                                    (IN THOUSANDS)
Net sales......................................   $617,462     $189,544      $    --        $807,006
Cost of good sold..............................    283,707      109,211           --         392,918
                                                  --------     --------      -------        --------
Gross profit...................................    333,755       80,333           --         414,088
Selling, general and administrative expenses...    218,210       45,793      (2,600)(3)      261,403
                                                  --------     --------      -------        --------
Operating profit...............................    115,545       34,540        2,600         152,685
Interest expense...............................     18,506       12,880       (5,036)(4)      26,350
Euro debt currency loss........................      4,093           --           --           4,093
Loss on extinguishment of debt(2)..............         --        1,353           --           1,353
Other income...................................      3,381          928           --           4,309
                                                  --------     --------      -------        --------
Earnings from continuing operations before
  income taxes and change in accounting
  principle....................................     96,327       21,235        7,636         125,198
Income taxes...................................     29,889        7,833        2,673(5)       40,395
                                                  --------     --------      -------        --------
Earnings from continuing operations before
  change in accounting principle...............   $ 66,438     $ 13,402      $ 4,964        $ 84,804
                                                  ========     ========      =======        ========
EARNINGS PER SHARE FROM CONTINUING OPERATIONS
  BEFORE CHANGE IN ACCOUNTING PRINCIPLE
  Basic........................................   $   2.13                                  $   2.35
  Diluted......................................       2.09                                      2.31
AVERAGE SHARES OUTSTANDING
  Basic........................................     31,210                     4,864(6)       36,074
  Diluted......................................     31,815                     4,864(6)       36,679

  See accompanying notes to the unaudited Pro Forma Consolidated Statement of
                                  Operations.

                    ROPER INDUSTRIES, INC. AND SUBSIDIARIES

                 PRO FORMA CONSOLIDATED STATEMENT OF OPERATIONS
                      NINE MONTHS ENDED SEPTEMBER 30, 2003

                                                                          ADJUSTMENTS
                                                HISTORICAL   HISTORICAL     FOR THE
                                                 ROPER(1)     NTGH(1)     TRANSACTIONS      PRO FORMA
                                                ----------   ----------   ------------      ---------
                                                                     (UNAUDITED)
                                                                   (IN THOUSANDS)
Net sales.....................................   $487,562     $147,473      $    --         $635,035
Cost of good sold.............................    230,504       83,773           --          314,277
                                                 --------     --------      -------         --------
Gross profit..................................    257,058       63,700           --          320,758
Selling, general and administrative
  expenses....................................    178,262       37,472       (2,775)(3)      212,959
                                                 --------     --------      -------         --------
Operating profit..............................     78,796       26,228        2,775          107,799
Interest expense..............................     12,653       14,867       (7,970)(4)       19,550
Loss on Extinguishment of debt(2).............         --        9,329           --            9,329
Other expense.................................       (195)      (2,556)          --           (2,751)
                                                 --------     --------      -------         --------
Earnings (loss) from continuing operations
  before income taxes.........................     65,948         (524)      10,745           76,169
Income taxes..................................     19,784          451        3,761(5)        23,996
                                                 --------     --------      -------         --------
Earnings (loss) from continuing operations....   $ 46,164     $   (975)     $ 6,984         $ 52,173
                                                 ========     ========      =======         ========
EARNINGS PER SHARE FROM CONTINUING OPERATIONS
  Basic.......................................   $   1.47                                   $   1.44
  Diluted.....................................       1.45                                       1.42
AVERAGE SHARES OUTSTANDING
  Basic.......................................     31,482                     4,864(6)        36,346
  Diluted.....................................     31,844                     4,864(6)        36,708

  See accompanying notes to the unaudited Pro Forma Consolidated Statement of
                                  Operations.

                    ROPER INDUSTRIES, INC. AND SUBSIDIARIES

       NOTES TO UNAUDITED PRO FORMA CONSOLIDATED STATEMENT OF OPERATIONS

(1) Because of differing fiscal 2002 year-ends for Roper and NTGH, the pro-forma consolidated statement of operations for fiscal year ended October 31, 2002 utilizes the audited income statement of NTGH for the calendar year ended December 31, 2002. For fiscal 2003, both NTGH and Roper report on a calendar year basis and common reporting periods are used for the consolidated statement of operations for the nine months ended September 30, 2003.

(2) During the year ended October 31, 2002, and the nine months ended September 30, 2003, NTGH recorded losses on early extinguishment of debt of $1,353 and $9,329 respectively. These losses were associated with financing arrangements typical of private equity group ownership. These losses are required to be presented in the pro formas under Article 11 of Regulation S-X. These amounts will not recur for Roper due to a different ownership structure following the NTGH acquisition. The table below reflects the pro forma earnings from continuing operations before income taxes adjusted to exclude these losses (dollars in thousands):

                                                         YEAR ENDED       NINE MONTHS ENDED
                                                      OCTOBER 31, 2002    SEPTEMBER 30, 2003
                                                      ----------------    ------------------
Pro forma earnings from continuing operations before
  income taxes......................................      $125,198             $76,169
Loss on extinguishment of debt......................         1,353               9,329
                                                          --------             -------
Adjusted earnings from continuing operations before
  income taxes......................................      $126,551             $85,498
                                                          ========             =======

(3) Reflects the net adjustment to the historical amortization expense of NTGH from the elimination of certain non-recurring management fees and financing expenses, and the adjustment to intangibles amortization of identifiable finite-lived intangible assets.

(4) Reflects the net change in interest expense to give effect to (a) borrowings under our new senior secured credit facility, (b) the issuance of $400 million of notes under our five year term-note facility, (c) the issuance of our senior subordinated convertible notes for initial gross proceeds of $230 million, (d) the amortization of $15.3 million of debt issuance costs over an average of four years and (e) the elimination of interest expense for both Roper and NTGH under their current financing structures. For every 1/8% change in the interest rates on the debt, the effect on interest expense of the combined entities is approximately $400.

(5) Tax effects of the pro forma adjustments have been calculated based on the applicable statutory rate of 35%.

(6) Reflects the issuance of 4,830,000 shares of common stock in the common stock offering for gross proceeds of $232 million and the issuance of 34,000 shares of common stock out of treasury in connection with the DAP Technologies acquisition.